EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of IntercontinentalExchange Group, Inc. of our report dated February 26, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in NYSE Euronext’s Annual Report on Form 10-K for the year ended December 31, 2012 and in IntercontinentalExchange, Inc.’s Current Report on Form 8-K for the period ended September 9, 2013.

/s/ PricewaterhouseCoopers LLP

New York, New York

November 12, 2013